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                      INTEGRATED ALARM SERVICES GROUP, INC.

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of this 31st day of January, 2003 by and between INTEGRATED ALARM SERVICES GROUP, INC., a Delaware corporation, having an office at One Capital Center, 99 Pine Street, Albany, New York 12207 (hereinafter referred to as "Employer") and Timothy M. McGinn, an individual residing at 15 Marion Avenue, Albany, New York 12203 (hereinafter referred to as "Employee");


                              W I T N E S S E T H:


                  WHEREAS, Employer desires to employ Employee as the Chairman, and Chief Executive Officer of Employer; and

                  WHEREAS, Employee is willing to be employed as the Chairman and Chief Executive Officer of Employer in the manner provided for herein, and to perform the duties of the Chairman and Chief Executive Officer of Employer upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

                  1. Employment of Chairman and Chief Executive Officer. Employer hereby employs Employee as Chairman and Chief Executive Officer.

                  2. Term.

                           a. Subject to Section 9 and Section 10 below, the
term of this Agreement shall be for a period of thirty-six (36) months commencing on January 31, 2003. The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term. During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

                  3. Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall


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perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

                  4. Compensation.

                           a. (i) Employee shall be paid a minimum of $380,000
per year in salary and $100,000 guaranteed bonus per year during the Term of this Agreement. The $100,000 guaranteed bonus shall be paid to the Employee in full, by the Employer prior to December 31st of each year. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                                    (ii) Employee is eligible for an annual
bonus, in addition to the guaranteed bonus described in Section 4, a, (i),if any, which will be determined and paid in accordance with policies set from time to time by the Board.

                           b. Employee shall receive a leased car of his choice
paid for by the Employer, at a cost not to exceed $1,200 per month.

                           c. Employer shall include Employee in its health
insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

                           d. Employee shall have the right to participate in
any other employee benefit plans established by Employer.

                           e. (i) In the event of a "Change of Control" whereby:

         (A) A person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 50% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

         (B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

         (C) Employer consummates a merger in which it is not the surviving entity;


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         (D) Substantially all Employer's assets are sold; or

         (E) Employer's stockholders approve the dissolution or liquidation of Employer; then

         (ii) (A) All stock options and warrants, including any restricted Shares, ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable.

                           (B) If at any time within two years of the said
Change of Control, Employee is not retained by Employer or the surviving entity, as applicable, under terms and conditions substantially similar to those herein, or if Employees duties require employee to move to a location not acceptable to Employee, then in addition, Employee shall be eligible to receive a one-time cash bonus, equal on an after-tax basis to three times his average compensation for the three previous fiscal years. Such compensation shall include salary, any guaranteed bonuses, any other declared bonuses, and any other compensation pursuant hereto. Said bonus shall be paid within thirty(30) days of the change of Employee's employment conditions.

                  5. Expenses. Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

                  6. Vacation. Employee shall be entitled to receive four (4) weeks paid vacation time per year, commencing in the first year of this Agreement, after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

                  7. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning the internal affairs, business operations, and trade secrets of Employer.



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                  8. Covenant Not to Compete.

         (a) Subject to, and limited by, Section 10(b), Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange, the NASDAQ Stock Market, or the over-the-counter bulletin board or any successor thereto. As used in this Agreement, the business of Employer shall be deemed to include wholesale monitoring and related support services, and financing solutions and products, within the security alarm industry.

         (b) For a period one year from the date of termination of this agreement Employee shall not contact for the purpose of solicitation, or solicit any of the Employer's dealers, customers, employees or suppliers.

Notwithstanding the foregoing, the provisions of this paragraph 8 (a) and (b) shall not apply to any existing Trusts which have previously been created by Employee and/or his affiliates, to provide financing within the security alarm industry.

                  9. Termination.

                           a. Termination by Employer

                                    (i) Employer may terminate this Agreement
upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) Employee's willful misconduct which actually results in a material adverse effect on the business and affairs of Employer, (B) the Employee's willful disregard of lawful instructions of Employer's Board of Directors consistent with Employee's position relating to the business of Employer or willful neglect of duties or failure to act, which, actually results in a material adverse effect on the business and affairs of Employer,(C) engaging by the Employee in conduct that constitutes activity in competition with Employer; (D) the conviction of Employee for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled



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substances. Notwithstanding anything to the contrary in this Section 9(a)(i),
Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 30 days from the date Employee receives the notice from the Board), and such greater time as may be reasonable required to cure if Employee is diligently pursuing the cure to completion, to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause. Further, termination shall in no way be based on any subjective standard of job satisfaction or performance.

                                    (ii) This agreement automatically shall
terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and Section 6.

                           b. Termination by Employee

                                    (i) Employee shall have the right to
terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events (A) through (G):

         (A) Employee is not elected or retained as Chairman and Chief Executive Officer.

         (B) Employer acts to materially reduce Employee's duties and responsibilities hereunder. Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the chief executive officer and/or board of directors of the entity (or individual) that acquires Employer or its assets.

         (C) Employer acts to change the geographic location of the performance of Employee's duties from the Albany, New York area. For purposes of this Agreement, the Albany, New York area shall be deemed to be the area within 30 miles of the current address of the Employer as set forth above.



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         (D) A Material Reduction (as hereinafter defined) in Employee's rate of base compensation, or Employee's other benefits. "Material Reduction" shall mean a ten percent (10%) differential;

         (E) A failure by Employer to obtain the assumption of this Agreement by any successor;

         (F) A material breach of this Agreement by Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

         (G) A Change of Control.

                  (ii) Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon thirty (30) days written notice.

                  (iii) If Employee shall terminate this Agreement under Section 9(b)(i), Employee shall be entitled to receive the greater of A) the full salary that the Employee would have been entitled to for the remaining number of months in the then existing term of the agreement or B)24 months, but in no case shall it be less than 24 months salary plus payment for any unused vacation in accordance with Section 6 above. Salary, as used in this Section shall mean to include base salary plus guaranteed bonuses. Other than the payment in accordance with Section 9, b, (iii) to Employee, Employer shall have no further obligation to compensate Employee pursuant to Section 4 above. If Employee shall terminate this Agreement pursuant to Section 9(b)(ii), Employee shall only be entitled to any accrued and unpaid compensation as of the date of termination as provided in Section 4(a)(i).

                  10. Consequences of Breach by Employer; Employment Termination

                           a. If this Agreement is terminated pursuant to
Section 9(b)(i) hereof, or if Employer
shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                                    (i) Employee shall be entitled to payment of
36 months salary plus guaranteed bonuses; and

                                    (ii) Employee shall be entitled to payment
of any previously declared bonus as provided in Section 4(a) above.

                           b. In the event of termination of Employee's
employment pursuant to Section 9(b)(i) of this Agreement, the provisions of
Section 8 shall not apply to Employee.



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                  11. Remedies

                           Employer recognizes that because of Employee's
special talents, stature and opportunities in the Security industry, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on the Company's results of operations, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (ii), or in the event of termination by Employee under
Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

                  12. Excise Tax. In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

                  13. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

                  14. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to


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exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                           b. The provisions of Sections 4,5,6,7,8,9(a)(ii), 10,
11, 12, 14, 16, 17 and 18 shall survive the termination of this Agreement.

                  15. Assignment. This Agreement shall not be assigned to other parties.

                  16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                           a. delivered by hand;

                           b. sent be telex or telefax, (with receipt
confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

                           c. received by the addressee as sent be express
delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                                    (i) if to the Employer:

                                           Integrated Alarm Services Group, Inc.
                                           99 Pine Street, 5th Floor
                                           Albany, New York
                                           Attention: Mary Ann McGinn

                                           Telefax: (518) 449-4894
                                           Telephone: (518) 449-5131

                                           Gersten, Savage, Kaplowitz,
                                           Wolf & Marcus LLP
                                           101 East 52nd Street
                                           9th Floor
                                           New York, New York 10022

                                           Attention:  Arthur S. Marcus, Esq.

                                           Telefax: (212) 980-5192
                                           Telephone: (212) 752-9700



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                                    (ii) if to the Employee:

                                           Timothy M. McGinn
                                           15 Marion Avenue
                                           Albany, New York, 12203

                  18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.



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         IN WITNESS WHREROF, the undersigned have executed this agreement as of the day and year first above written.


                                          INTEGRATED ALARM SERVICES GROUP, INC.


                                          By: /s/ Thomas J. Few, Sr.
                                              ----------------------------------
                                              Thomas J. Few, Sr.
                                              Chief Operating Officer


                                              /s/ Timothy M. McGinn
                                              ----------------------------------
                                              Timothy M. McGinn



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